Press Release

Source:  BNC Bancorp

Contact:	W. Swope Montgomery, Jr.
President and CEO
336-476-9200

BNC Bancorp’s Net Income Increases Despite Challenging Banking Environment

THOMASVILLE, N.C., / -- BNC Bancorp (NASDAQ: BNCN) today reported that net income for the year ended December 31, 2007 increased 20.6 percent to $7.44 million when compared with $6.17 million reported for 2006. Diluted earnings per share increased to $1.05 in 2007, a 1.0 percent increase compared with $1.04 reported for the full year of 2006. Return on tangible equity for 2007 was 15.58 percent.

For the fourth quarter of 2007 net income declined 23.9 percent to $1.55 million from $2.04 million a year earlier. Per-share earnings (diluted) were $0.22, down 24.1 percent from the $0.29 reported in 2006.

Total assets as of December 31, 2007 were $1.13 billion, an increase of 18.5 percent compared with $952 million as of December 31, 2006. Total loans on December 31, 2007 were $933 million, an increase of 20.4 percent from the $775 million reported as of December 31, 2006. Deposits increased 8.7 percent over the same one-year period.

W. Swope Montgomery, Jr., President and Chief Executive Officer, said, "In light of the many strategic initiatives undertaken and the challenges facing our Company and industry, we are pleased with the success we achieved in 2007 in growing our core company. While we are definitely not satisfied with our results when compared to our historical levels, given the magnitude of industry margin compression, a downturn in the credit cycle and the increase in regulatory and compliance burdens, we are very pleased with reporting diluted earnings per share of $1.05 for the year.

“Several factors contributed to our fourth quarter and full year results, some attributable to macro economic and industry conditions, while others related to management initiatives to build infrastructure to support and fuel our growing company,” Montgomery said.

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Investment in New Markets:“With attractive demographics and growth potential, we have targeted suburban Charlotte as a primary expansion area for the Bank. In the third quarter we celebrated the grand opening of our full service permanent facility in Harrisburg, and in the fourth quarter we hired a team of exceptional, seasoned bankers to open a banking office in the Mooresville/Lake Norman area. These offices, while increasing overhead in the fourth quarter, are investments in the future of our Company that we are confident will pay great dividends in future periods.”

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Interest Rate Impact:“Due to a flat yield curve and recent Federal Reserve rate cuts, our Company has been challenged with shrinking net interest margins which will likely continue into the first half of 2008. However, we expect our margin to rebound during the second half of 2008 as low short-term rates and a steeper yield curve provide a very favorable environment for margin expansion.”

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Credit Quality:“Even though we operate in one of the most stable real estate markets in the southeast, we are prudently and continuously evaluating our policies, procedures, and portfolio mix. We fully understand we are in the business of managing risk, and while current conditions have heightened risk within our industry, we are embracing and fortifying the resources within our Company to better manage this risk.

Despite our heightened internal focus on credit quality, we are very pleased to report that net charge-offs for 2007 were 0.20 percent, up only slightly from the 0.18 percent in 2006. While the level of non-performing assets increased to 0.54 percent at year end versus 0.26 percent a year earlier, we were pleased that after taking sufficient write-downs on these assets, the higher level of non-performing assets did not result in significantly higher net charge-offs for the year.”

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Compliance:“Surpassing $1 Billion in assets in 2007 was a major milestone for our Company. With the added scrutiny and regulatory oversight due to our growing market capitalization, we incurred a heavy burden in terms of legal, professional, and regulatory expense. Much of this burden related to the compliance requirements for Sarbanes Oxley Section 404 reporting, IRS Section 409A for employee benefit plans and contracts, and a change in GAAP effective January 1, 2008 for post-retirement split dollar life insurance.”

“While the fourth quarter was not a typical quarter in terms of operational results for our Company or our industry, we are convinced that rather than retrench to protect short-term earnings, now is the time to invest in infrastructure and growth opportunities. In the near future, when we return to a more favorable banking environment, these investments will better position our Company to meet our underlying objectives of rewarding our shareholders, maintaining high credit quality, and achieving double digit growth in both earnings and assets,” Montgomery explained.

BNC Bancorp is the parent Company of Bank of North Carolina, a $1.13 Billion commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Salisbury, Greensboro, Archdale, Lexington, Kernersville, Harrisburg, Welcome and Oak Ridge, North Carolina. In addition, the Bank operates limited service banking offices in Winston-Salem and Mooresville, North Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the Nasdaq Capital Market under the symbol “BNCN.”

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS
From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission, in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2007 and beyond, and the medium and long terms strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy in general and the strength of the local economies within North Carolina in which we conduct operations; the strength of the United States economy; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)
	For the
	Three Months Ended
	December 31, 2007	December 31, 2006	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$19,262	$16,616	15.9%
Interest expense	11,003	8,509	29.3
Net interest income	8,259	8,107	1.9
Provision for loan losses	750	780	(3.9)
Net interest income after provision for loan losses	7,509	7,327	2.5
Noninterest income	1,483	1,152	28.7
Noninterest expense	6,839	5,540	23.5
Income before income tax expense	2,153	2,939	(26.7)
Provision for income taxes	600	898	(33.2)
Net income	1,553	2,041	(23.9)

PER SHARE DATA
Earnings per share, basic	$0.22	$0.30	-26.7%
Earnings per share, diluted	0.22	0.29	(24.1)
Book value per share	11.89	10.81	10.0
Tangible book value per share	8.01	6.59	21.6

Weighted average common shares outstanding:
Basic	6,914,320	6,698,899
Diluted	7,097,902	7,026,623

PERFORMANCE RATIOS
Return on average assets	0.56%	0.88%
Return on average equity	7.61%	11.32%
Return on average tangible equity	11.70%	19.15%
Net yield on earning assets (taxable equivalent)	3.37%	4.09%
Average equity to average assets	7.29%	7.77%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)
	For the
	Twelve Months Ended
	December 31, 2007	December 31, 2006	% Change

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$73,670	$53,211	38.5%
Interest expense	41,265	26,481	55.8
Net interest income	32,405	26,730	21.2
Provision for loan losses	3,090	2,655	16.4
Net interest income after provision for loan losses	29,315	24,075	21.8
Noninterest income	5,249	3,821	37.4
Noninterest expense	24,068	19,110	25.9
Income before income tax expense	10,496	8,786	19.5
Provision for income taxes	3,058	2,616	16.9
Net income	7,438	6,170	20.6

PER SHARE DATA
Earnings per share, basic	$1.08	$1.09	-0.9%
Earnings per share, diluted	1.05	1.04	1.0

Weighted average common shares outstanding:
Basic	6,865,204	5,658,196
Diluted	7,088,218	5,957,478

PERFORMANCE RATIOS
Return on average assets	0.71%	0.82%
Return on average equity	9.78%	12.60%
Return on average tangible equity	15.58%	18.20%
Net yield on earning assets (taxable equivalent)	3.60%	4.08%
Average equity to average assets	7.31%	6.54%
Allowance for loan losses as a % of total loans	1.26%	1.34%
Non-performing assets to total assets, end of period	0.54%	0.26%
Ratio of net charge-offs to average loans outstanding	0.20%	0.18%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)
	For the
	Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	December 31, 2005
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$19,262	$19,420	$18,146	$16,842	$16,616	$9,652
Interest expense	11,003	10,990	10,090	9,182	8,509	4,343
Net interest income	8,259	8,430	8,056	7,660	8,107	5,308
Provision for loan losses	750	1,140	650	550	780	900
Net interest income after provision for loan losses	7,509	7,290	7,406	7,110	7,327	4,408
Noninterest income	1,483	1,255	1,307	1,204	1,152	904
Noninterest expense	6,839	5,941	5,700	5,588	5,540	3,622
Income before income tax expense	2,153	2,604	3,013	2,726	2,939	1,690
Provision for income taxes	600	754	895	809	878	470
Net income	1,553	1,850	2,118	1,917	2,041	1,220

Net interest income, as reported	$8,259	$8,430	$8,056	$7,660	$8,107	$5,308
Tax-equivalent adjustment	360	422	401	386	411	249
Net interest income, tax-equivalent	8,619	8,852	8,457	8,046	8,518	5,557

PER SHARE DATA
Earnings per share, basic	$0.22	$0.27	$0.31	$0.28	$0.30	$0.25
Earnings per share, diluted	0.22	0.26	0.30	0.27	0.29	0.24

Weighted average common shares outstanding:
Basic	6,914,320	6,895,012	6,849,403	6,800,690	6,698,899	4,803,706
Diluted	7,097,902	7,093,801	7,090,473	7,074,287	7,026,623	5,104,670

PERFORMANCE RATIOS
Return on average assets	0.56%	0.68%	0.84%	0.81%	0.88%	0.83%
Return on average equity	7.61%	9.67%	11.44%	10.63%	11.32%	15.43%
Return on average tangible equity	11.70%	15.44%	18.52%	17.38%	19.13%	17.33%
Net yield on earning assets (taxable equivalent)	3.37%	3.55%	3.71%	3.79%	4.09%	4.15%
Average equity to average assets	7.29%	7.03%	7.32%	7.62%	7.77%	5.40%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)
	As of
	December 31, 2007	December 31, 2006	% Change
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$932,562	$774,664	20.4%
Allowance for loan losses	11,784	10,400	13.3
Loans, net of allowance for loan losses	920,778	764,264	20.5
Securities, available for sale	87,396	76,700	14.0
Total Assets	1,128,181	951,731	18.5

Deposits:
Noninterest-bearing deposits	67,552	65,932	2.5
Interest-bearing demand and savings	216,895	189,624	14.4
CD's and other time deposits	570,683	531,221	7.4
Total deposits	855,130	786,777	8.7
Borrowed Funds	182,641	86,386	111.4
Total interest-bearing liabilities	970,219	807,231	20.2
Shareholders' Equity	86,392	72,523	19.1

	As of
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	December 31, 2005
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$932,562	$905,259	$875,515	$805,519	$774,664	$499,247
Allowance for loan losses	11,784	11,479	11,243	10,747	10,400	6,140
Loans, net of allowance for loan losses	920,778	893,780	864,272	794,772	764,264	493,107
Securities, available for sale	87,396	84,917	79,133	77,918	76,700	42,489
Total Assets	1,128,181	1,098,263	1,070,633	984,802	951,731	594,550

Deposits:
Noninterest-bearing deposits	67,552	69,399	71,653	70,660	65,932	39,573
Interest-bearing demand and savings	216,895	216,865	205,170	195,788	189,624	128,303
CD's and other time deposits	570,683	611,674	621,160	545,505	531,221	323,017
Total Deposits	855,130	897,938	897,983	811,953	786,777	490,893
Borrowed Funds	182,641	117,482	92,149	93,010	86,386	66,557
Total interest-bearing liabilities	970,219	946,021	918,479	834,303	807,231	517,877
Shareholders' Equity	86,392	78,242	74,970	73,875	72,523	33,114

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	For the Three Month Period Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	December 31, 2005
SELECTED BALANCE SHEET DATA
Quarterly average balances

Loans, net of allowance for loan losses	909,571	886,557	824,509	776,447	745,829	481,074
Securities, available for sale	81,632	84,064	75,982	77,230	72,504	42,486
Total earning assets	1,008,427	990,099	914,527	861,971	826,706	530,994
Total Assets	1,109,313	1,080,473	1,014,860	959,426	922,335	581,361

Deposits:				853,677
Noninterest-bearing deposits	68,992	68,204	69,438	64,462	70,140	42,778
Interest-bearing demand and savings	215,630	215,094	202,839	191,505	186,793	125,631
CD's and other time deposits	590,648	619,084	563,500	532,720	495,338	308,531
Total Deposits	875,270	902,382	835,777	788,687	752,271	476,940
Borrowed Funds	149,254	96,114	98,548	91,844	95,948	67,750
Total interest-bearing liabilities	955,532	930,292	864,887	816,069	778,079	501,912
Shareholders' Equity	80,919	75,931	74,258	73,152	71,752	31,379